UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 3, 2017

CLIPPER REALTY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38010	47-4579660
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4611 12th Avenue, Suite 1L Brooklyn, New York	11219
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 438-2804

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 3, 2017 New York Supreme Court Judge Carol R. Edmead ruled in favor of 46 present or former tenants of apartment units in Clipper Realty Inc.’s (the “Company”) buildings located 50 Murray Street and 53 Park Place in Manhattan, NY who brought an action against the Company alleging that they were subject to applicable rent stabilization laws with the result that rental payments charged by the Company exceeded amounts permitted under these laws because the buildings were receiving certain tax abatements under Real Property Tax Law 421-g.   The Court also awarded to the plaintiffs their attorney’s fees and costs.  The Court declared that the plaintiff-tenants were subject to rent stabilization requirements and referred the matter to a special referee to determine the amount of rent over-charges if any.  The Company believes that the Court’s decision is incorrect and conflicts with other recent court decisions that directly uphold the Company’s position, namely, Henry 85 LLC v. Roodman  (New York Supreme Court, May 2, 2017) and UDR 10 Hanover LLC v. Aaron (NY Civil Court, 2016).   The Company intends to expeditiously seek a stay of the Court’s order and appeal the Court’s decision to the Appellate Division, First Department.  If the Company prevails on appeal that the apartments were property de-regulated, there would be no liability for the Company.  Due to the inherent uncertainty and unpredictability of litigation, we do not believe we can determine at this time and with any specificity the Company’s potential liability and effects on the Company if the Court’s decision is upheld.  The Company notes that the arguments accepted in the prior cases are identical to the position it is taking in this case, which demonstrates that the Company’s arguments have been found by other judges to have legal merit.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

All statements other than statements of historical fact included in this Report on Form 8-K are “forward looking statements”.  When used in this Report, words such as “believes” or other words or phrases that convey the uncertainty of future events or outcomes are intended to identify forward looking statements, which are generally not historical in nature.  These statements involves risks and uncertainties that could cause actual results to differ materially from those described in such statements.  These risks, contingencies and uncertainties include the following:

-	The inherent uncertainty and unpredictability of litigation

-

Other risks and risk factors identified in our Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 31, 2017, including the risk factor entitled “Multi-family residential properties are subject to rent stabilization regulations, which limit our ability to raise rents above specified maximum amounts and could give rise to claims by tenants that their rents exceed such specified maximum amounts.”

Clipper Realty Inc. undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clipper Realty Inc.
(Registrant)

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Co Chairman and Chief Executive Officer

Date: July 7, 2017